UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 23, 2009
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)	92649 (Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01. Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 23, 2009, Timothy M. Harmon resigned as a director of Quiksilver, Inc. (the “Company”).
Item 8.01. Other Events.
     Expense Reduction
     The Company issued a press release on January 26, 2009 announcing that it was taking additional steps to reduce expenses in its Americas region as part of an overall restructuring effort to reposition its business and in response to the continued decline in the consumer retail environment. The press release is attached as Exhibit 99.1.
     2009 Annual Meeting
     The Company’s 2009 Annual Meeting of Stockholders will be held at the Company’s headquarters at 15202 Graham Street, Huntington Beach, CA 92649 on Wednesday, March 25, 2009 at 10:00 a.m. local time.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
Exhibit No.        Exhibit Title or Description
99.1              Press Release, dated January 26, 2009, issued by Quiksilver, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2009	Quiksilver, Inc. (Registrant)
	By:	/s/ Joseph Scirocco
Joseph Scirocco
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Document

99.1	Press Release, dated January 26, 2009, issued by Quiksilver, Inc.